Exhibit 10.1

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of August 13, 2017 (this “Agreement”), is entered into by and among Andeavor Logistics LP, a Delaware limited partnership (“TMLP”), Western Refining Logistics, LP, a Delaware limited partnership (“WMLP”), St. Paul Park Refining Co. LLC, a Delaware limited liability company (“SPP”), and Western Refining Southwest, Inc., an Arizona corporation (“WRS”, and together with SPP, each a “Unitholder” and collectively the “Unitholders”, and each of the Unitholders, WMLP and TMLP, each a “party” and collectively the “parties”).
RECITALS
WHEREAS, concurrently herewith, TMLP, Tesoro Logistics GP, LLC, a Delaware limited liability company and the general partner of TMLP, WNRL Merger Sub LLC, a Delaware limited liability company and a wholly owned Subsidiary of TMLP (“LP Merger Sub”), WNRL GP Merger Sub LLC, a Delaware limited liability company and a wholly owned Subsidiary of TMLP (“GP Merger Sub”), WMLP and Western Refining Logistics GP, LLC, a Delaware limited liability company and the general partner of WMLP (“WMLP GP”), are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) (a) LP Merger Sub will be merged with and into WMLP, with WMLP as the sole surviving entity (the “Merger”), and (b) GP Merger Sub will be merged with and into WMLP GP, with WMLP GP as the sole surviving entity (the “GP Merger”);
WHEREAS, as of the date hereof, each Unitholder is the Record Holder and beneficial owner in the aggregate of, and has the right to vote and dispose of, the number of WMLP Common Units set forth opposite such Unitholder’s name on Schedule A hereto (the “Existing Units”);
WHEREAS, as a condition and inducement to TMLP’s and WMLP’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger and the GP Merger, TMLP, WMLP and the Unitholders are entering into this Agreement; and
WHEREAS, the Unitholders acknowledge that TMLP and WMLP are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Unitholder set forth in this Agreement and would not enter into the Merger Agreement if the Unitholder did not enter into this Agreement.
AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, TMLP, WMLP and the Unitholders hereby agree as follows:

1.Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.
“Covered Units” means, with respect to each Unitholder, such Unitholder’s Existing Units, together with any WMLP Common Units that such Unitholder becomes the Record Holder or beneficial owner of on or after the date hereof.
“Proxy Designee” means a TMLP Proxy Designee or a WMLP Proxy Designee.
“Record Holder” has the meaning ascribed thereto in the WMLP Partnership Agreement.

“TMLP Proxy Designee” means a Person designated by the TMLP Conflicts Committee by written notice to each of the parties, which notice may simultaneously revoke the designation of any Person as a TMLP Proxy Designee.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise); provided that, for the avoidance of doubt, a Transfer shall not include any existing or future pledges or security interests issued by either of the Unitholders in connection with a bona fide loan.

“WMLP Proxy Designee” means a Person designated by the WMLP Conflicts Committee by written notice to each of the parties, which notice may simultaneously revoke the designation of any Person as a WMLP Proxy Designee.

2.    Agreement to Deliver Written Consent. Prior to the Termination Date (as defined herein), each Unitholder irrevocably and unconditionally agrees that it shall (a) within two (2) Business Days after the Registration Statement becomes effective under the Securities Act (but, for the avoidance of doubt, not until such Registration Statement becomes effective), deliver (or cause to be delivered) a written consent pursuant to Section 13.11 of the WMLP Partnership Agreement covering all of the Covered Units approving (in all manners and by each applicable class) the Merger, the Merger Agreement and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement and (b) at any meeting of the limited partners of WMLP (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Covered Units to be counted as present thereat for purpose of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Units (in all manners and by each applicable class) (i) in favor of the Merger, the Merger Agreement and any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (ii) against (A) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of WMLP or any Subsidiary of

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WMLP contained in the Merger Agreement and (B) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement. If the Unitholder is the beneficial owner, but not the Record Holder, of any Covered Units, the Unitholder agrees to take all actions necessary to cause the Record Holder and any nominees to vote (or exercise a consent with respect to) all of such Covered Units in accordance with this Section 2. Except as otherwise set forth in or contemplated by this Agreement, each Unitholder may vote the Covered Units in its discretion on all matters submitted for the vote of unitholders of WMLP or in connection with any written consent of WMLP’s unitholders in a manner that is not inconsistent with the terms of this Agreement.

3.    Grant of Irrevocable Proxy; Appointment of Proxy.
(a)    FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, THE UNITHOLDERS EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, TOM O’CONNOR AND MICHAEL C. LINN, AND ANY OTHER PROXY DESIGNEE (AS DEFINED ABOVE), EACH OF THEM INDIVIDUALLY, AS THE UNITHOLDERS’ PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE (OR EXERCISE A WRITTEN CONSENT WITH RESPECT TO) THE COVERED UNITS SOLELY IN ACCORDANCE WITH SECTION 2. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE TMLP CONFLICTS COMMITTEE OR THE WMLP CONFLICTS COMMITTEE, AS APPLICABLE) AND COUPLED WITH AN INTEREST AND EACH UNITHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY THE UNITHOLDERS WITH RESPECT TO THE COVERED UNITS (AND EACH UNITHOLDER HEREBY REPRESENTS TO WMLP AND TMLP THAT ANY SUCH OTHER PROXY IS REVOCABLE).
(b)    The proxy granted in this Section 3 shall automatically expire upon the termination of this Agreement.
4.    No Inconsistent Agreements. Each Unitholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Units and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Units, in either case, which is inconsistent with the Unitholder’s obligations pursuant to this Agreement.
5.    Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the mutual written agreement of the parties to terminate this Agreement (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Sections 13 to 24 shall survive the termination of this Agreement; provided further that any liability incurred by any party as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

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6.     Representations and Warranties of the Unitholder. The Unitholders hereby jointly and severally represent and warrant to TMLP and WMLP as follows:
(a)    Each Unitholder is the Record Holder and beneficial owner of, and has good and valid title to, its Covered Units, free and clear of Liens other than as created by this Agreement. Each Unitholder has voting power, power of disposition, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of its Covered Units. As of the date hereof, other than the Existing Units, the WMLP Incentive Distribution Rights, the WMLP GP Interest and the TexNew Mex Units, neither Unitholder is a Record Holder nor owns beneficially any (i) units or voting securities of WMLP, (ii) securities of WMLP convertible into or exchangeable for units or voting securities of WMLP or (iii) options or other rights to acquire from WMLP any units, voting securities or securities convertible into or exchangeable for units or voting securities of WMLP. The Covered Units are not subject to any voting trust agreement or other contract to which a Unitholder is a party restricting or otherwise relating to the voting or Transfer of the Covered Units. Neither Unitholder has appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Units, except as contemplated by this Agreement.
(b)    Each Unitholder is duly organized, validly existing and in good standing under the laws of its jurisdiction or incorporation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each Unitholder, the performance by each Unitholder of its obligations hereunder and the consummation by each Unitholder of the transactions contemplated hereby have been duly and validly authorized by the Unitholder and no other actions or proceedings on the part of the Unitholder are necessary to authorize the execution and delivery by each Unitholder of this Agreement, the performance by each Unitholder of its obligations hereunder or the consummation by each Unitholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Unitholder and, assuming due authorization, execution and delivery by TMLP and WMLP, constitutes a legal, valid and binding obligation of each Unitholder, enforceable against each Unitholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(c)    Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of either Unitholder for the execution, delivery and performance of this Agreement by each Unitholder or the consummation by each Unitholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by either Unitholder nor the consummation by each Unitholder of the transactions contemplated hereby nor compliance by each Unitholder with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of either Unitholder, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of either Unitholder pursuant to, any contract to which either Unitholder is a party or by which either Unitholder or any property or asset of the Unitholder is bound or affected or (C) violate

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any order, writ, injunction, decree, statute, rule or regulation applicable to either Unitholder or any of either Unitholder’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of either Unitholder to perform its obligations hereunder.
(d)    As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against either Unitholder or, to the knowledge of the Unitholders, any other Person or, to the knowledge of the Unitholders, threatened against either Unitholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by TMLP and WMLP of their rights under this Agreement or the performance by any party of its obligations under this Agreement.
(e)    Each Unitholder understands and acknowledges that TMLP and WMLP are entering into the Merger Agreement in reliance upon the Unitholders’ execution and delivery of this Agreement and the representations and warranties of the Unitholders contained herein.
(f)    Each Unitholder is an Affiliate of WMLP GP.
7.    Certain Covenants of the Unitholder. Each Unitholder hereby covenants and agrees as follows, in each case except as otherwise approved in writing by TMLP and WMLP:
(a)    Prior to the Termination Date, and except as contemplated hereby, neither Unitholder shall  (i) Transfer, or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Units or beneficial ownership or voting power thereof or therein (including by operation of law), (ii) grant any proxies or powers of attorney, deposit any Covered Units into a voting trust or enter into a voting agreement with respect to any Covered Units or (iii) knowingly take any action that would make any representation or warranty of either Unitholder contained herein untrue or incorrect or have the effect of preventing or disabling either Unitholder from performing its obligations under this Agreement; provided that the foregoing shall not include or prohibit pledges or security interests (or the foreclosure thereof) relating to existing or future bona fide loans that do not prevent or disable either Unitholder from performing its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, a Unitholder may Transfer any or all of the Covered Units, in accordance with applicable Law, to Andeavor or any of its Subsidiaries; provided that prior to and as a condition to the effectiveness of such Transfer, (i) each Person to whom any of such Covered Units or any interest in any of such Covered Units is or may be Transferred shall have executed and delivered to TMLP and WMLP a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement as if such Person were the Unitholder and (ii) Andeavor or its Subsidiary, as relevant, is an Affiliate of WMLP GP. Any Transfer in violation of this provision shall be void.
(b)    Prior to the Termination Date, in the event that a Unitholder becomes the Record Holder or acquires beneficial ownership of, or the power to vote or direct the voting of, any additional WMLP Common Units or other voting interests with respect to WMLP, such Unitholder will promptly notify TMLP and WMLP of such WMLP Common Units or voting interests, such WMLP Common Units or voting interests shall, without further action of the parties, be deemed Covered Units and subject to the provisions of this Agreement, and the number of WMLP Common Units held by the Unitholder set forth on Schedule A hereto will be

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deemed amended accordingly and such WMLP Common Units or voting interests shall automatically become subject to the terms of this Agreement.
8.    Transfer Agent. Each Unitholder hereby authorizes TMLP or its counsel to notify WMLP’s transfer agent that there is a stop transfer order with respect to all Covered Units (and that this Agreement places limits on the voting and Transfer of such Covered Units); provided, however, that TMLP or its counsel will further notify WMLP’s transfer agent to lift and vacate the stop transfer order with respect to the Covered Units on the earlier of (a) the date on which the written consent of the Unitholder is delivered in accordance with Section 2 and (b) the Termination Date.
9.    Unitholder Capacity. This Agreement is being entered into by the Unitholders solely in their capacity as a holder of WMLP Common Units, and nothing in this Agreement shall restrict or limit the ability of the Unitholders or any Affiliate or any employee thereof who is a director or officer of WMLP or WMLP GP to take any action in his or her capacity as a director or officer of WMLP or WMLP GP to the extent specifically permitted by the Merger Agreement.
10.    Disclosure. The Unitholders hereby authorize TMLP and WMLP to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy/Prospectus the Unitholder’s identity and ownership of the Covered Units and the nature of the Unitholders’ obligations under this Agreement.
11.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in TMLP or WMLP any direct or indirect ownership or incidence of ownership of or with respect to any Covered Units. All rights, ownership and economic benefit relating to the Covered Units shall remain vested in and belong to the Unitholders, and TMLP and WMLP shall have no authority to direct the Unitholders in the voting or disposition of any of the Covered Units, except as otherwise provided herein.
12.    Non-Survival of Representations and Warranties. The representations and warranties of the Unitholders contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.
13.    Amendment and Modification. Subject to the provisions of the applicable Laws, at any time prior to the Effective Time, the parties may modify or amend this Agreement, by written agreement of the parties; provided, however, that any such amendments or modifications must be approved (a) in the case of amendments or modifications by TMLP, the TMLP Board and (b) in the case of amendments or modifications by WMLP, the WMLP Conflicts Committee; provided, further, however, that the TMLP Board may not take or authorize any such action without the prior written approval of the TMLP Conflicts Committee. Whenever a determination, decision, approval, waiver, consent or notice of WMLP or TMLP is permitted or required pursuant to this Agreement, such determination, decision, approval, waiver, consent or notice must be authorized by the WMLP Conflicts Committee, in the case of WMLP, or the TMLP Board and the TLMP Conflicts Committee, in the case of TMLP.
14.    Waiver. The failure of any party to assert any of its rights hereunder or under applicable Law shall not constitute a waiver of such rights and, except as otherwise expressly

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provided herein, no single or partial exercise by any party of any of its rights hereunder precludes any other or further exercise of such rights or any other rights hereunder or under applicable Law.
15.    Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, email or overnight courier:

(i)	If to the Unitholders:

c/o Andeavor
19100 Ridgewood Pkwy, San Antonio, TX 78259
Attn:	Charles A. Cavallo III
Telephone:	(210) 626-4045
Facsimile:	(210) 745-4494
Email:	Charles.A.Cavallo@tsocorp.com

With a copy to:

Sullivan & Cromwell LLP,
125 Broad Street, New York, NY 10004
Attn:	Francis J. Aquila Krishna Veeraraghavan
Telephone:	(212) 558-3000
Facsimile:	(212) 558-3588
Email:	aquilaf@sullcrom.com veeraraghavank@sullcrom.com

(ii)	If to TMLP:

c/o Andeavor
19100 Ridgewood Pkwy, San Antonio, TX 78259
Attn:	Charles A. Cavallo III
Telephone:	(210) 626-4045
Facsimile:	(210) 745-4494
Email:	Charles.A.Cavallo@tsocorp.com

With a copy to:

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Latham & Watkins LLP
811 Main Street, Suite 3700, Houston, TX 77002
Attn:	Sean Wheeler Debbie Yee
Telephone:	(713) 546-7827
Facsimile:	(713) 546-5401
Email:	Sean.Wheeler@lw.com Debbie.Yee@lw.com

With a copy to:

Sullivan & Cromwell LLP,
125 Broad Street, New York, NY 10004
Attn:	Francis J. Aquila Krishna Veeraraghavan
Telephone:	(212) 558-3000
Facsimile:	(212) 558-3588
Email:	aquilaf@sullcrom.com veeraraghavank@sullcrom.com

With a copy to:

Andrews Kurth Kenyon LLP,
600 Travis Street, Suite 4200, Houston, TX 77002
Attn:	Robert V. Jewell John B. Clutterbuck
Telephone:	(713) 220-4730
Facsimile:	(713) 220-4285
Email:	bjewell@andrewskurth.com johnclutterbuck@andrewskurth.com

(iii)	If to WMLP:

c/o Andeavor
1205 W. Washington St., Suite 101, Tempe, AZ 85281
Attn:	Todd Stanley
Telephone:	(602) 286-1417
Facsimile:	(602) 797-2676
Email:	David.T.Stanley@andeavor.com

With a copy to:

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Bracewell LLP
711 Louisiana Street, Suite 2300, Houston, TX 77002
Attn:	W. Cleland Dade William S. Anderson
Telephone:	(713) 221-1314
Facsimile:	(713) 222-3243
Email:	cle.dade@bracewell.com will.anderson@bracewell.com

With a copy to:

Vinson & Elkins LLP
1001 Fannin Street, Suite 2500, Houston, TX 77002
Attn:	Lande Alexandra Spottswood Alan Beck
Telephone:	(713) 758-2326
Facsimile:	(713) 615-5171
Email:	lspottswood@velaw.com abeck@velaw.com
16.    Entire Agreement. This Agreement, the Merger Agreement (including any exhibits thereto), the WMLP Disclosure Letter, the TMLP Disclosure Letter and the Confidentiality Agreement between, inter alia, TMLP and WMLP dated as of May 1, 2017 constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.
17.    No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, with the exception of those rights conferred to the TMLP Board and TMLP Conflicts Committee and the WMLP Conflicts Committee in Section 13.
18.    GOVERNING LAW AND VENUE. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery shall lack subject matter jurisdiction, the Federal courts of the United States of America located in the State of Delaware, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this Agreement, and in respect of the transactions contemplated by this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or

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that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 15 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
19.    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.
20.    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if said Court of Chancery shall lack subject matter jurisdiction, any Federal court of the United States of America located in the County of New Castle, Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any action is brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 20, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
21.    Assignment; Successors. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that TMLP may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of TMLP, WMLP may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of WMLP, and a Unitholder may Transfer any or all of the Covered Units in accordance with Section 7(a); provided further that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon,

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inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Any purported assignment in violation of this Agreement shall be null and void.
22.    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
23.    Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
24.    No Presumption Against Drafting Party. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
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IN WITNESS WHEREOF, TMLP, WMLP, and the Unitholders have caused to be executed or executed this Agreement as of the date first written above.

ANDEAVOR LOGISTICS LP
By: Tesoro Logistics GP, LLC, its general partner
By	\S\ STEVEN M. STERIN
	Name:	Steven M. Sterin
	Title:	Chief Financial Officer and President

WESTERN REFINING LOGISTICS, LP
By: Western Refining Logistics GP, LLC, its general partner
By	\S\ C. DOUGLAS JOHNSON
	Name:	C. Douglas Johnson
	Title:	President

ST. PAUL PARK REFINING CO. LLC

By	\S\ GREGORY J. GOFF
	Name:	Gregory J. Goff
	Title:	President and Chief Executive Officer

WESTERN REFINING SOUTHWEST, INC.

By	\S\ GREGORY J. GOFF
	Name:	Gregory J. Goff
	Title:	President and Chief Executive Officer

[Signature Page to Support Agreement]
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SCHEDULE A

Unitholder	Existing Units

St. Paul Park Refining Co. LLC	WMLP Common Units: 628,224
Western Refining Southwest, Inc.	WMLP Common Units: 31,390,623

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